Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated December 20, 2011, with respect to the consolidated financial statements of Arrowhead Research Corporation and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2011, and to the reference of our Firm under the caption “Experts” in the Registration Statement.

/s/ Rose, Snyder & Jacobs

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

January 24, 2012